Exhibit  2

                             Plan  of  Merger

                                between

                      Island  Critical  Care  Corp.

                        (a  Florida  corporation)

                                  and

                      Island  Critical  Care  Corp.

                        (a Delaware  corporation)

     Plan of Merger adopted on December 21, 1999 by the Board of Directors of Island Critical Care Corp., a Florida corporation (the "Disappearing Corporation"), and Island Critical Care Corp., a Delaware corporation (the "Surviving Corporation"). The Disappearing Corporation and the Surviving Corporation are collectively referred to as the "Constituent Corporations."

     1. In accordance with the provisions of this Plan of Merger, the Disappearing Corporation shall be merged with and into the Surviving
Corporation, the separate and corporate existence of the Disappearing Corporation shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of its state of incorporation under its present name.

     2. The merger shall become effective on the day that Articles of Merger and/or a Certificate of Merger are filed in the state of incorporation for each of the Constituent Corporations, but no later than 90 days after the date on which the Articles of Merger are filed in Florida (the "Effective Time").

     3. The Surviving Corporation shall possess and retain every interest in all assets and property of every description wherever located of each of the Constituent Corporations. All rights, privileges, immunities, powers, franchises and authority of each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to or any interest in any real estate vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the merger. All obligations belonging to or due to each of the Constituent

     Corporations shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Time.

     4. At the Effective Time, by virtue of the merger and without any action on the part of the parties or otherwise: (a) each issued and outstanding share of the capital stock of the Disappearing Corporation shall be canceled without payment of any consideration and without any conversion and (b) each issued and outstanding share of capital stock of the Surviving Corporation shall remain issued and outstanding.

                     Island  Critical  Care  Corp.,
                     a  Florida  corporation
                     By:  /s/  J.  Paul  Hines
                         ---------------------
                     NAME:  J.  PAUL  HINES
                     TITLE:  PRESIDENT

                     Island  Critical  Care  Corp.,
                     a  Delaware  corporation
                     By:  /s/  J.  Paul  Hines
                         ---------------------
                     NAME:  J.  PAUL  HINES
                     TITLE:  PRESIDENT

                             Agreement  of  Merger
                     between  Island  Critical  Care  Corp.
                           (a  Florida  corporation)
                                     and
                        Island  Critical  Care  Corp.
                         (a  Delaware  corporation)

     Agreement of Merger adopted on December 21, 1999 by the Board of Directors of Island Critical Care Corp., a Florida corporation (the "Disappearing Corporation"), and Island Critical Care Corp., a Delaware corporation (the Surviving Corporation"). The Disappearing Corporation and the Surviving
Corporation  are  collectively  referred  to  as the "Constituent Corporations."

     1. In accordance with the provisions of this Agreement of Merger, the Disappearing Corporation shall be merged with and into the Surviving
Corporation, the separate and corporate existence of the Disappearing Corporation shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of its state of incorporation under its present name.

     2. The merger shall become effective on the day the Certificate of Merger is filed in the state of incorporation for each of the Constituent Corporations, but no later than 90 days after the date on which the Certificate of Merger is filed in Delaware (the "Effective Time"),

     3. The Surviving Corporation shall possess and retain every interest in all assets and property of every description wherever located of each of the Constituent Corporations. All rights, privileges, immunities, powers, franchises and authority of each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to or any interest in any real estate vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the merger. All obligations belonging to or due to each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Time.

     4. At the Effective Date, by virtue of the merger and without any action on the part of the parties or otherwise (a) each issued and outstanding share of the capital stock of the Disappearing Corporation shall be canceled without payment of any consideration and without any conversion and (b) each issued and outstanding share of capital stock of the Surviving Corporation shall remain issued and outstanding. The rights of the stockholders in the Surviving Corporation shall be equivalent to the rights that the stockholders had in the Disappearing Corporation.

                     Island  Critical  Care  Corp.,
                     a  Florida  corporation
                     By:  /s/  J.  Paul  Hines
                         ---------------------
                     NAME:  J.  PAUL  HINES
                     TITLE:  PRESIDENT

                     Island  Critical  Care  Corp.,
                     a  Delaware  corporation
                     By:  /s/  J.  Paul  Hines
                         ---------------------
                     NAME:  J.  PAUL  HINES
                     TITLE:  PRESIDENT

                          Certificate  of  Merger  of
                         Island  Critical  Care  Corp.
                           (a  Florida  corporation)
                                     into
                         Island  Critical  Care  Corp.
                          (a  Delaware  corporation)

     1. Island Critical Care Corp., a Florida corporation (the "Disappearing Corporation"), shall be merged with and into Island Critical Care Corp., a Delaware corporation (the "Surviving Corporation"), pursuant to the terms of the attached Agreement of Merger. The Disappearing Corporation and the Surviving Corporation are collectively referred to as the "Constituent Corporations."

     2. The merger shall become effective on the day a Certificate of Merger and/or Articles of Merger are filed in the state of incorporation for each of the Constituent Corporations, but no later than 90 days after the date on which this Certificate of Merger is filed. The certificate of incorporation of the Surviving Corporation shall be its certificate of incorporation.

     3. The attached Agreement of Merger was adopted and approved on December 21, 1999 by a majority of the outstanding stock of the Constituent Corporations entitled to vote thereon . The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation located at 205 Worth Avenue, Suite 201, Worth Avenue Building, Palm Beach, FL 33480. A copy of the executed Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

     4. The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with
Section  252  of  the  Delaware  General  Corporation  Law.

     5. The Surviving Corporation agrees that it may be served with process in this State in any proceeding for enforcement of any obligation of any constituent corporation of this State, as well as for enforcement of any obligation of the Surviving Corporation resulting from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law, and irrevocably appoints (he Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings. The address to which any such process shall be mailed by the Secretary of State is:
2530  Channin  Drive,  Wilmington,  DE  19810.

     IN WITNESS WHEREOF, this Certificate of Merger has been executed on behalf of the Constituent Corporations by the undersigned authorized officers on December 15th,1999.

                     Island  Critical  Care  Corp.,
                     a  Florida  corporation
                     By:  /s/  J.  Paul  Hines
                         ---------------------
                     NAME:  J.  PAUL  HINES
                     TITLE:  PRESIDENT

                     Island  Critical  Care  Corp.,
                     a  Delaware  corporation
                     By:  /s/  J.  Paul  Hines
                         ---------------------
                     NAME:  J.  PAUL  HINES
                     TITLE:  PRESIDENT

Appointment  Notice

     Date:          January  13th  2000

     Company:            Island  Critical  Care  Corporation
                         Suite  201
                         205  Worth  Ave.
                         Palm  Beach  FL.
                         33480

                         A  Delaware  Corporation

     To:                 Paul  Hines
                         Ship  Island  Investments
                         416  481  9333

     Reference;

          SHIP  ISLAND  INVESTMENTS: completion  of  tasks.
          -------------------------

     These  tasks  are:  1.   Legal
                         2.   Audit
                         3.   3.   Market  Maker
                         4.   4.   Registration  of  Securities
                         5.   5.   NASD  15c211  filing,  and

                              Related  matters

     This is to confirm the continued appointment of Ship Island Investments to act in all matters relating to the trading of Island Critical Care Corp. securities in the OTC market.

     Confirmed  this  13th,  day  of  Jan.  2000.
                      ----            ----

               /s/  J.  Paul  Hines
               --------------------
                    J.  Paul  Hines

              /s/  Sean  Flanigan
              -------------------
                   Sean  Flanigan,  Secretary

RESIGNATION  AS  OFFICER  AND/OR  DIRECTOR



     Date:          January  13th,  2000
                    --------------------

     Reference:     J.  Paul  Hines
                    President  &  Secretary

     Company:       Island  Critical  Care  Corp.
                    Suite  201
                    205  Worth  Ave.
                    Palm  Beach  FL.
                    33480

                    A  Delaware  Corporation

     Please accept this letter as my resignation from Island Critical Care Corp., effective the 13th day of January 2000.
                       ----           -------

       Toronto,  Ontario.

       /s/  J.  Paul  Hines
       --------------------
            J.  Paul  Hines
            President  &  Secretary



MEETING  OF  THE  BOARD  OF  DIRECTORS  OF

                                  ISLAND  CRITICAL  CARE  CORP.

                                  SPECIAL  MEETING

                                               January  12,  2000


       IN  ATTANDANCE:            J.  PAUL  HINES,  President
       BE  IT  RESOLVED  THAT:

     Resolution 1: Shares: as described paragraph 8 of the "Written Consent of Directors to Organize Island Critical Care Corp.", are fully described in the shareholder list prepared by Lode Monmouth Stock Transfer Co. and reviewed by all parties; The following shares shall be issued to the incoming directors


       Kenneth  Legere               2,644,398
       Sean  Flanigan                1,300,000
       Wayne  Weber                  1,200,000

       Resignation  &  Appointment:  Hines  hereby  resigns from the corporation
       ---------------------------
       and appoints;

       KENNETH  LEGERE  is  appointed  President,
       SEAN  FLANIGAN  is  Secretary  and
       WAYNE  WEBER  is  Treasurer.

       Motion  Carried: Resolutions  1_being all of the items before the special
       ---------------
meeting and  have  been  carried  and  are  now  in  force  and  effect.

       Certification:  I  certify  that these are the Resolutions adopted by the
       -------------
Board of Directors  and  shareholders  of  the  Corporation.

       Date:  January  13th  2000
              -------------------

       /s/  J.  Paul  Hines
       --------------------
            J.  Paul  Hines

ACCEPTED  ON  BEHALF  OF  THE  ABOVE  PARTIES

     /s/  Sean  Flanigan
     -------------------
          Sean  Flanigan,  Secretary

                           CONSENT  TO  ACT  AS  DIRECTOR  AND/OR  OFFICER
                           -----------------------------------------------



     Date:               January  12,  2000

Reference:               Mr.  Kenneth  R  Legere

Position:                President

Company:                 ISLAND  CRITICAL  CARE  CORP.
                         Suite  201
                         205  Worth  Ave.
                         Palm  Beach  FL.
                         33480

                         A  Delaware  Corporation

     This is to confirm the appointment and acceptance of Mr. Kenneth R. Legere to the position of President & Director of the corporation.

     Recorded  this  13th,  day  of  January  2000.
                     ----            -------

     Toronto,  Ontario.


     /s/  J.  Paul  Hines                         /s/  Kenneth  R.  Legere
     --------------------                         ------------------------
          J.  Paul  Hines                              Kenneth  R.  Legere



CONSENT  TO  ACT  AS  DIRECTOR  AND/OR  OFFICER

         Date:                    January  12,  2000

Reference:               Mr.  Sean  Flanigan

Position:                Vice  President  &  Secretary

Company:                 Island  Critical  Care  Corp.
                                 Suite  201
                                 205  Worth  Ave.
                                 Palm  Beach  FL.
                                 33480

                                 A  Delaware  Corporation

     This is to confirm the appointment and acceptance of Mr. Sean Flanigan to the position of Vice President & Secretary of the corporation.

     Recorded  this  13th,  day  of  January  2000
                     -----           -------

     Toronto,  Ontario.


     /s/  J.  Paul  Hines                         /s/  Sean  Flanigan
     --------------------                         -------------------
          J.  Paul  Hines                              Sean  Flanigan

Consent  to  act  as  Director  and/or  Officer

         Date:                    January  12,  2000

Reference:               Mr.  J.  Wayne  Weber

Position:                Vice  President  &  Treasurer

         Company:                 Island  Critical  Care  Corp.
                                  Suite  201
                                  205  Worth  Ave.
                                  Palm  Beach  FL.
                                  33480

                                  A  Delaware  Corporation

     This is to confirm the appointment and acceptance of Mr. J. Wayne Weber to the position of Vice President & Treasurer of the corporation.

     Recorded  this  13th,  day  of  January  2000
                     -----           -------

     Toronto,  Ontario.


     /s/  J.  Paul  Hines                         /s/  J.  Wayne  Weber
     --------------------                         ---------------------
          J.  Paul  Hines                              J.  Wayne  Weber